Exhibit 99.1
Eagle Test Systems Reports First Quarter Fiscal 2007 Results
Net Revenue of $24.0 million and Operating Income of $4.6 million
Buffalo Grove, Illinois — January 24, 2007 - Eagle Test Systems, Inc. (NASDAQ: EGLT), a provider of automated test equipment solutions for high-performance analog, mixed-signal and radio frequency (RF) semiconductors, announced financial results for its first quarter of fiscal 2007 ended December 31, 2006.
Quarter Highlights
•	Net revenue for the first fiscal quarter ended December 31, 2006 was $24.0 million, up 7.1% from the same quarter in our prior fiscal year.

•	Net income for the current quarter was $3.9 million, or $0.17 per fully diluted common share.
Operating Results
Net revenue was $24.0 million for the first fiscal quarter ended December 31, 2006, an increase of $1.6 million or 7.1%, over net revenue of $22.4 million for the same period in the prior fiscal year. Gross margin for the first fiscal quarter was 58.9% of net revenue; compared to gross margin of 68.7% reported in the same period in the prior fiscal year. The change in gross margin percentage was principally due to higher operating fixed costs related to infrastructure and capacity improvements. In addition, the prior year gross margin benefited from better product shipment mix and a sale of $500,000 of inventory that was previously reserved. Operating income for the first fiscal quarter was $4.6 million, compared to operating income of $7.1 million for the same period in the prior fiscal year; a decrease of $2.5 million or 34.9%, principally related to lower gross margin and higher SG&A expense as a result of foreign office expansion and public company costs not incurred in the same period of the prior fiscal year. Net income for the first fiscal quarter was $3.9 million, compared to net income of $1.9 million for the same period in the prior fiscal year in which we recorded a warrant valuation charge of $2.2 million. The Company reported income per fully diluted common share of $0.17 for the three months ended December 31, 2006, reflecting additional common shares issued in fiscal 2006, compared to a net income per fully diluted common share of $0.10 for the same period in the prior fiscal year.
“We are pleased with our results in light of current market conditions,” stated Len Foxman — Eagle CEO. “In the past twelve months we have expanded our foreign sales and service infrastructure to position us to address key strategic accounts that will allow us to take advantage of opportunities with products that enable these customers to lower their overall cost-of-test using our differentiated parallel test solution. We remain focused on continuing to deliver technically superior products in the markets we pursue, expanding our customer base and further penetrating existing customers with our parallel test solutions.”
Outlook
The Company estimates net revenue will be between $18.0 and $22.0 million in our second quarter of fiscal 2007. The Company estimates GAAP earnings per share will be between $0.02 and $0.09 based on an estimated 23,200,000 fully diluted common shares.

Earnings Conference Call
Eagle Test Systems will host its earnings call today at 6:00 p.m. Eastern Time/ 5:00 p.m. Central Time for analysts, stockholders, investors and the public.
Participants can join for the voice portion of the call by dialing 1-800-901-5213 (domestic calls) or 1-617-786-2962 (international calls) starting at 5:45 p.m. Eastern time/ 4:45 p.m. Central time and enter the passcode 88618449; you will be asked for your name and firm’s name. The live conference call will also be available via web cast and accessible along with our earnings release the day of the call through the Investor Relations section of our website at www.eagletest.com.
The conference call will be available for replay from approximately one hour after completion of the conference call until February 7, 2007. To hear a replay of the call, please dial 1-888-286-8010 (domestic calls) or 1-617-801-6888 (international calls) and enter the passcode, 76192541.
About Eagle Test Systems, Inc.
Eagle Test designs, manufactures, sells and services high performance automated test equipment for the semiconductor industry. The company’s products are used to test analog, mixed-signal and radio frequency (RF) semiconductors that are used in products such as digital cameras, MP3 players, automotive electronics, cellular telephones, computers and peripherals. The Company was founded in 1976 and has offices located throughout the world in Asia, North America and Europe, with corporate headquarters in Buffalo Grove, Illinois. For more information, please visit www.eagletest.com.
Safe Harbor
Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding our projections for revenue, earnings per share and weighted average diluted common shares for the second fiscal quarter ending March 31, 2007 and statements regarding winning new customers, penetrating existing customers with new products with parallel test capabilities, and our business focus in the future are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements involve important factors that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Such important factors involve risks and uncertainties, including, but not limited to, the risk associated with the highly cyclical nature of the semiconductor market; unanticipated challenges in assessing business conditions and the overall market; the lack of visibility with regard to future business conditions for our Company and the rapid nature of changes in industry business conditions; the risk of a loss or reduction of orders from one or more customers among which our business is concentrated; the difficulty in obtaining new customers because of the high switching cost; competition and pricing pressures; the decision by customers to cancel or defer orders that previously had been accepted; delays or shortages in an adequate supply of raw materials; insufficient or excess inventory; our ability to develop new and enhanced products; the ability to manage our growth; the ability to attract and retain key employees; prolonged disruption in the operations of our single manufacturing facility; economic, political and other risks associated with international sales and operations; risks related to our intellectual property; risks related to our need to achieve and maintain effective internal controls over financial reporting; risk related to unanticipated impact of stock based compensation and the tax effects thereunder on our expenses in any period pursuant to FASB Statement 123(R) and other factors that are detailed from time to time in reports filed by Eagle Test Systems, Inc. with the Securities and Exchange Commission, including risks and uncertainties discussed under “Risk Factors” in our Form 10-K, filed with the Securities and Exchange Commission on December 8, 2006. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.
Company Contact:
Stephen J. Hawrysz
Chief Financial Officer
Eagle Test Systems, Inc.
847-327-1033

Eagle Test Systems, Inc
Financial Results
(UNAUDITED)
(all dollars in 000’s except share and per share data)

		Three Months ended
		December 31,
		2006	2005

Net Revenue		$24,036	$22,447
COGS		9,877	7,029
Gross margin		14,159	15,418
Margin %		58.9%	68.7%
SG&A		7,414	6,288
R&D		2,154	2,076
Total operating expense		9,568	8,364
Operating income		4,591	7,054
% of Revenue		19.1%	31.4%
Interest expense	(1)	16	980
Other (income) expense	(2)	(1,263)	(157)
Warrant valuation charge	(3)	—	2,191
Income before taxes		5,838	4,040
Tax (benefit) expense		1,972	2,165
Net income		$3,866	$1,875
		16.1%	8.4%

Net income allocated to preferred stockholders	(4)	—	(1,152)

Income available for common stockholders		$3,866	$723
Earnings per common share
Basic		$0.17	$0.13
Fully diluted	(5)	$0.17	$0.10

Shares
Basic		22,834,508	5,396,248
Fully diluted		23,096,885	14,024,119
Notes to financial tables are presented on page 5 of this news release

FOOTNOTES:
(1)	Interest expense for the three months ended December 31, 2005 includes interest expense on subordinated notes which were repaid with a portion of the proceeds of the Company’s initial public offering (IPO) on March 14, 2006.

(2)	Other (income) expense primarily consists of interest income earned on cash and marketable securities.

(3)	Warrant valuation charge results from variable accounting on these instruments. The warrants were exercised by the holder in connection with the Company’s IPO completed March 14, 2006, and are no longer outstanding, accordingly, this non-cash item impacts the three months ended December 31, 2005, and will not impact the results of operations going forward.

(4)	Basic share computation for the three months ended December 31, 2005 was performed using the two-class method described under EITF 03-06 -“Participating Securities and the Two-Class Method under FASB Statement No. 128” when there are participating securities such as the Company’s convertible preferred stock outstanding. The Company’s convertible preferred stock was converted and its redeemable preferred stock was redeemed in connection with the Company’s IPO and therefore, for periods ended after March 14, 2006, the two-class computation method is no longer required.

(5)	The earnings used in the diluted share computation reflect adjustments totaling $406 or ($0.03) per diluted share for the three months ended December 31, 2005; related to the as converted impacts for the warrants and convertible securities that were outstanding during this period. The warrants and convertible securities were exercised or redeemed in connection with the IPO and do not affect the three month period ended December 31, 2006.

	December 31,	September 30,
Balance sheet Data (Unaudited)	2006	2006

Cash & investments	$111,034	$75,946
Accounts receivables	11,133	17,338
Receivable from sale of common stock	—	31,185
Inventory	22,121	22,378
Current assets	150,336	153,502
Total assets	$161,777	$165,886

Accounts payable	$4,367	$5,941
Deferred revenue	3,488	9,409
Current liabilities	16,862	27,764
Long-term liabilities	1,562	1,708
Total liabilities & stockholders equity	$161,777	$165,886
End of Release